Exhibit 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) among (i) Future Global Resources Limited f/k/a Blue Gold International Limited (“FGRL”) solely in its capacity as nominee and on trust under that certain declaration of deed dated December 5, 2023 for Blue Gold Holdings Limited, a private company limited by shares incorporated under the laws of England and Wales (“BGHL”), (ii) Blue Gold Limited, a Cayman Islands exempted company limited by shares (“PubCo”), and (iii) RCF Acquisition Corp. to be renamed as Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares (“Perception”) is dated [_____________], 2023.

Background

A.	BGHL, Perception, and PubCo, have entered into that certain Business Combination Agreement dated December [5], 2023 (the “Business Combination Agreement”) under which, among other things, PubCo will purchase all of the issued and outstanding shares of BGHL and Perception will merge into a to-be-formed subsidiary of PubCo with Perception surviving the Business Combination as a subsidiary of PubCo (the “Business Combination”).

B.	FGRL is the nominated trustee of the issued and outstanding equity securities of BGHL (the “Securities”) under that certain declaration of deed dated December 5, 2023 (the “Trust Deed”).

C.	In order to induce BGHL, Perception, and PubCo to enter the Business Combination Agreement, FGRL is executing and delivering this Agreement to Perception and PubCo.

D.	In consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement.

2. Agreements to Vote.

(a) Agreement to Vote in Favor of Transactions. At any meeting of the shareholders of BGHL called to seek the shareholder approval, or at any adjournment or postponement, or in connection with any written consent of the shareholders of BGHL or in any other circumstances upon which a vote, consent, waiver or other approval with respect to the Business Combination Agreement or any other Ancillary Document is sought or required, FGRL shall:

(i) if a meeting is held, appear at such meeting (in person or, where proxies are permitted, by proxy) or otherwise cause their shares to be counted as present at such meeting for purposes of establishing a quorum;

(ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) their shares in favor of granting the shareholder approval, or, if there are insufficient votes in favor of granting the shareholder approval, in favor of the adjournment or postponement of such meeting of the shareholders of BGHL to a later date; and

(iii) in other circumstances in which a vote, consent or approval is required or sought under the organizational documents or any contract of BGHL or otherwise, in respect of any Transaction, so vote, consent, elect, or approve including with respect to the Subject Shares.

(b) Agreement to Vote Against Other Matters. At any meeting of shareholders of BGHL or at any adjournment or postponement, or in connection with any written consent of the shareholders of BGHL or in any other circumstances upon which a vote, consent or other approval is sought, FGRL shall vote the shares against:

(i) any business combination agreement, merger agreement or amalgamation, merger, scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by BGHL; and

(ii) any amendment of BGHL’s governing documents or contracts, or, which amendment would be reasonably likely to, in any such case materially impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by BGHL or BGHL of, prevent or nullify any provision of the Business Combination Agreement or any other Ancillary Document or change in any manner the voting rights of any class of BGHL’s share capital.

3. No Transfer of Securities. Except as may be required by or permitted in the Business Combination Agreement or the Trust Deed, FGRL agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees in writing to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees in writing to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling FGRL from performing its obligations.

4. Representations and Warranties. FGRL represents and warrants for and on behalf of itself to Perception and PubCo as follows:

(a) FGRL has all requisite corporate power and authority to (a) execute and deliver this Agreement and the contemplated documents, and (b) consummate the contemplated transactions and perform all obligations to be performed by it. The execution and delivery of this Agreement and the contemplated documents and the consummation of the contemplated transactions have been duly and validly authorized and approved by the board of directors (or an equivalent body) and no other proceeding on the part FGRL is necessary to authorize this Agreement and the contemplated documents. This Agreement has been duly and validly executed and delivered by FGRL, and this Agreement constitutes a legal, valid and binding obligation of the FGRL, enforceable against the FGRL in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The execution, delivery and performance by FGRL of this Agreement and the consummation by FGRL of the transactions contemplated do not and will not (i) conflict with or violate any Law or order applicable to FGRL, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any lien on any Securities (other than pursuant to this Agreement, the Business Combination Agreement or the Ancillary Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of the Trust Deed.

(c) FGRL is the Trustee of the Subject Shares free and clear of any Lien (other than under this Agreement or transfer restrictions under applicable securities Laws or the trust deed) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities.

(d) There are no pending legal proceedings against FGRL.

(e) The execution and delivery of this Agreement by the FGRL and the other contemplated documents by FGRL and the consummation of the contemplated transactions do not and will not:

(i) violate or conflict with any provision of, or result in the breach of or default under the governing documents of the FGRL;

(ii) violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or governmental order applicable to FGRL;

(iii) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, require any consent, cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any contract to which FGRL is a party or by which the FGRL may be bound; or

(iv) result in the creation of any lien upon any of the properties or assets of FGRL.

(f) FGRL has adequate information concerning the business and financial condition of BGHL, Perception, and PubCo to make an informed decision regarding this Agreement and the transactions contemplated by the Business Combination Agreement and has independently and without reliance BGHL, Perception, and PubCo and based on such information as FGRL has deemed appropriate, made its own analysis and decision to enter into this Agreement. FGRL acknowledges that BGHL, Perception, and PubCo have not made and do not make any representation or warranty to FGRL, whether express or implied, of any kind or character except as expressly set forth in this Agreement or the other Ancillary Documents.

5. Termination. This Agreement and the obligations of the FGRL under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the Business Combination Agreement in accordance with its terms; or (c) the mutual written agreement of BGHL, Perception, and PubCo. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided in this Agreement or in the Business Combination Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with this Agreement and the contemplated transactions shall be paid by the party incurring such costs and expenses, whether or not the Contemplated Transactions are consummated.

(b) All notices, requests, claims, demands and other communications shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to FGRL, to:

4 Queen Street

Bath

BA1 1HE

United Kingdom

Attn: Andrew Cavaghan

Email: adec@bcmp.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Ave, NW, Suite 900

Washington, DC 20001

Attn: Andy Tucker

E-mail: andy.tucker@nelsonmullins.com

If to the Perception, to:

3109 W. 50th Street, #207

Minneapolis, MN 55410

Attn: Richard W. Gaenzle, Jr.

Email: info@perceptioncapitalpartners.com

with a copy (which will not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

If to the PubCo, to:

3109 W. 50th Street, #207

Minneapolis, MN 55410

Attn: Richard W. Gaenzle, Jr.

Email: info@perceptioncapitalpartners.com

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the contemplated transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the contemplated transactions be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the Business Combination Agreement and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f) This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

(g) The parties agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms and that the parties shall be entitled to seek specific performance of the terms, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(h) This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York, without regard to its conflict of laws principles. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York County, State of New York (or in any appellate court) (the “Specified Courts”). Each party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Contemplated Transactions may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6(b). Nothing in this Section 6(h) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(i) EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i).

(j) This Agreement may be executed and delivered (including by electronic transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(k) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) If, there are any changes in BGHL or the Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations shall continue with respect to FGRL and the Securities as so changed.

(m) FGRL signs this Agreement solely in such as trustee of securities of BGHL, and not in any other capacity, and if applicable.

[Signature pages follow]

The parties have executed this Agreement as of the date first written above.

FGRL:

By:
Name:
Title:

The parties have executed this Agreement as of the date first written above.

Perception:

By:
Name:
Title:

The parties have executed this Agreement as of the date first written above.

PubCo:

By:
Name:
Title: